Exhibit 99.3

Six3 Systems Holdings II, Inc.

Report of Independent Auditors

The Board of Directors

Six3 Systems Holdings II, Inc.

We have audited the accompanying consolidated financial statements of Six3 Systems Holdings II, Inc. (the Company), which comprise the consolidated balance sheet as of December 31, 2012, and the related consolidated statements of operations, changes in shareholder’s equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Six3 Systems Holdings II, Inc. at December 31, 2012, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

March 1, 2013

Six3 Systems Holdings II, Inc.

Consolidated Balance Sheet

(In Thousands, Except Share and Per Share Amounts)

December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$18,194
Accounts receivable, net	64,109
Deferred tax assets	6,580
Prepaid expenses and other current assets	6,312

Total current assets	95,195

Property and equipment, net	7,579
Intangible assets, net	24,427
Goodwill	201,763
Other assets	1,765

Total assets	$330,729

Liabilities and shareholder’s equity
Current liabilities:
Accounts payable	$6,655
Accrued compensation and benefits	36,367
Other accrued expenses	19,889
Billings in excess of revenue recognized	14,214
Current portion of long-term debt	2,400

Total current liabilities	79,525

Long-term debt, net of current portion	231,325
Deferred tax liabilities	8,441

Total liabilities	319,291

Shareholder’s equity:
Senior common stock, $0.01 par value, 500,000 shares authorized; 12,729 shares issued and outstanding	—
Senior Class F common stock, $0.01 par value, 50,000 shares authorized; 10,000 shares issued and outstanding	—
Class A common stock, $0.01 par value, 80,000,000 shares authorized; 73,353,852 shares issued and outstanding	734
Retained earnings	10,704

Total shareholder’s equity	11,438

Total liabilities and shareholder’s equity	$330,729

See accompanying notes.

Six3 Systems Holdings II, Inc.

Consolidated Statement of Operations

(In Thousands)

Year Ended December 31, 2012

Revenue	$390,843

Operating costs and expenses:
Cost of revenue	286,016
Selling, general, and administrative expenses	55,447
Depreciation and amortization	10,318

Total operating costs and expenses	351,781

Income from operations	39,062

Other expense:
Other income	3
Interest expense, net	(11,794)

Income before income taxes	27,271
Provision for income taxes	10,617

Net income	$16,654

See accompanying notes.

Six3 Systems Holdings II, Inc.

Consolidated Statement of Changes in Shareholder’s Equity

(In Thousands, Except Share Amounts)

	Common Stock		Additional Paid-in Capital	Retained Earnings	Total Shareholder’s Equity

	Shares	Amount

Balance at December 31, 2011	73,703,244	$737	$109,647	$7,071	$117,455
Repurchase of common shares	(238,984)	(2)	—	(22)	(24)
Distribution to Parent	(87,679)	(1)	(110,094)	(12,999)	(123,094)
Stock-based compensation expense	—	—	447	—	447
Net income	—	—	—	16,654	16,654

Balance at December 31, 2012	73,376,581	$734	$—	$10,704	$11,438

See accompanying notes.

Six3 Systems Holdings II, Inc.

Consolidated Statement of Cash Flows

(In Thousands)

Year Ended December 31, 2012

Operating activities
Net income	$16,654
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,366
Amortization of intangibles	7,952
Amortization of deferred financing costs	2,031
Deferred taxes	(4,306)
Stock-based compensation expense	447
Payment of contingent consideration	(5,542)
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable	(2,324)
Prepaid expenses and other assets	(3,166)
Accounts payable	305
Accrued compensation and benefits	7,425
Accrued expenses	3,689
Billings in excess of revenue recognized	10,151

Net cash provided by operating activities	35,682

Investing activities
Purchases of property and equipment	(3,422)
Acquisitions, net of cash received	(32,388)

Net cash used in investing activities	(35,810)

Financing activities
Proceeds from 2012 and 2011 senior secured credit facilities	240,000
Repayments under senior secured credit facilities	(96,250)
Debt issuance costs	(7,722)
Distribution to Parent	(123,094)
Repurchase of common units	(24)
Payment of contingent consideration	(8,958)

Net cash provided by financing activities	3,952

Increase in cash and cash equivalents	3,824
Cash and cash equivalents, beginning of year	14,370

Cash and cash equivalents, end of year	$18,194

Supplemental disclosure of cash flow information
Cash paid during the year for:
Interest	$9,650

Income taxes	$12,038

Noncash:
Landlord financed leasehold improvements	$525

See accompanying notes.

Six3 Systems Holdings II, Inc.

Notes to Consolidated Financial Statements

December 31, 2012

1. Organization and Business Overview

Six3 Systems Holdings II, Inc. (Six3 or the Company) provides highly strategic and differentiated intelligence solutions to U.S. government agencies in support of the nation’s highest national security priorities. The Company provides subject matter expertise and strategic services and solutions in the areas of Intelligence Surveillance and Reconnaissance (ISR), Cyber Security (Cyber), and Intelligence Operations (IO) support. Six3 supports its customers’ missions around the world with operational, technical, analytical, and training personnel stationed both domestically and internationally. The Company is headquartered in Sterling, Virginia. Six3’s primary customer is the U.S. government.

The Company was formed on July 7, 2009. The Company is a wholly owned subsidiary of Six3 Systems Holdings, LLC (Parent). The operations of the Company are performed in its only subsidiary, Six3 Systems, Inc. All intercompany balances and transactions have been eliminated in consolidation.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Six3 Systems Holdings II, Inc.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Revenue Recognition

Principally all of the Company’s revenue is derived from services and solutions provided by the Company’s employees to the U.S. government. Any changes in U.S. government budgetary priorities could adversely affect the funding of the Company’s current contracts, which could affect future revenue. The Company generates its revenue from the following different types of contractual arrangements: fixed-price level of effort contracts, fixed-price contracts, time-and-materials contracts, and cost-plus contracts.

Revenue for fixed-price level of effort and fixed-price contracts is recognized on the percentage-of-completion method using costs incurred in relation to total estimated costs.

Revenue for time-and-materials contracts is recognized as services are performed, generally, on the basis of hours worked multiplied by the contract rates, plus the direct costs and indirect cost burdens associated with materials and other direct expenses used in performance on the contract.

Revenue on cost-plus contracts is recognized as services are performed, generally, based on the allowable costs incurred during the period, plus any recognizable earned fee.

Contract accounting requires judgment relative to assessing risks, estimating contract revenue and costs, and making assumptions for schedule and technical issues. Due to the size and nature of many of the Company’s contracts, the estimation of total revenue and cost at completion requires the use of estimates. Contract costs include labor, subcontracting and materials costs, as well as an allocation of allowable indirect costs. Assumptions have to be made regarding the length of time to complete a contract because costs also include expected increases in wages and prices for materials. For contract change orders, claims, or similar items, the Company applies judgment in estimating the amounts and assessing the potential for realization. These amounts are only included in contract value when they can be reliably estimated and realization is considered probable. Estimates of award fees for certain contracts are also a factor in estimating revenue and profit. These award fees are estimated based on actual award history and anticipated awards. Anticipated losses on contracts are recognized in the period in which they become probable and estimable.

For contracts with the federal government, the Company follows U.S. government procurement and accounting standards in assessing the allowability and the allocability of costs to contracts. Due to the significance of the judgments and estimation processes, it is likely that materially

Six3 Systems Holdings II, Inc.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

different amounts could be recorded if the Company used different assumptions or if the underlying circumstances were to change. The allowability of certain costs under government contracts is subject to audit by the government.

Estimates of total contract revenue and costs are continuously monitored during the term of the contract and are subject to revision as the contract progresses.

To the extent that amounts billed exceed revenue recognized, the Company reflects these as billings in excess of revenue in the accompanying consolidated financial statements.

Cash and Cash Equivalents

The Company considers cash on deposit and all highly liquid investments with original maturities of three months or fewer to be cash and cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

At each balance sheet date, the Company reviews the collection status of its receivables, including receivables that are past due, and assesses whether an allowance for doubtful accounts is necessary based on specific customer collection issues, as well as historical write-off trends. Because the Company’s receivables result from services provided to the U.S. government, or to prime contractors providing services to the U.S. government, the Company believes the credit risk to be relatively low.

Deferred Costs

Deferred costs are included in prepaid and other assets on the accompanying consolidated balance sheet. Deferred costs consist of advance purchases of supplies and equipment that will be assigned to contracts as needed and are stated based on average cost. Deferred costs also include costs on contracts in progress and represent recoverable costs incurred specifically for the contracts, plus allocable operating overhead. Total deferred costs as of December 31, 2012, are approximately $1.8 million.

Six3 Systems Holdings II, Inc.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment acquired in business combinations are recorded at the estimated fair value at the date of acquisition. Other property and equipment are stated at cost. Depreciation has been provided on a straight-line basis over their estimated useful lives, which are three to seven years for equipment and furniture and fixtures, and over the shorter of the lease term or estimated useful lives of the leasehold improvements.

Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss is recognized if the sum of the long-term undiscounted cash flows is less than the carrying amount of the long-lived asset being evaluated. Any write-downs are treated as permanent reductions in the carrying amount of the assets. The Company believes that the carrying values of its long-lived assets as of December 31, 2012 are fully realizable.

Intangible Assets

Intangible asset amortization is recorded over the expected useful life of the intangible asset. Amortization periods and methods are as follows:

	Years	Method

Noncompete agreements	4	Straight-line
Trademarks	1	Straight-line
Customer relationships	2 to 9	Accelerated

The accelerated method of amortization for the customer relationships intangible is based upon the estimated cash flows expected to be derived from the customer relationships.

Goodwill

Goodwill represents the excess of costs over fair value of assets of businesses acquired. Goodwill and intangible assets acquired in a purchase business combination and determined to

Six3 Systems Holdings II, Inc.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

have an indefinite useful life are not amortized, but instead tested for impairment at least annually. The Company completed its annual goodwill impairment analysis as of October 1, 2012. Based on this analysis, no impairment of goodwill existed.

Fair Value of Financial Instruments

The Company believes that the carrying amount of its financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate fair value due to the relatively short maturity of these instruments. The Company believes that the carrying value of its debt approximates its fair value.

Income Taxes

The Company uses the asset and liability approach for the recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to differences between the carrying amounts of assets and liabilities for financial reporting purposes and their respective tax bases. Deferred tax assets and liabilities are measured using enacted statutory tax rates applicable to the future years in which the deferred amounts are expected to be settled or realized. The effect of changes in tax rates is recognized in the provision for income tax in the period the change in rates is enacted.

A valuation allowance is recorded against deferred tax assets when it is more likely than not that a tax benefit will not be realized. The assessment for a valuation allowance requires judgment on the part of management with respect to the benefits that may be realized.

Accounting Standards Codification (ASC) 740, Accounting for Uncertainty in Income Taxes, clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 also provides guidance on derecognition of tax benefits, classification on the balance sheets, interest and penalties, accounting for interim periods, disclosure, and transition. The Company records interest and penalties as a component of income tax expense.

Six3 Systems Holdings II, Inc.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Stock-Based Compensation

The Company records stock-based compensation expense for restricted awards and stock options granted to its employees based on the grant-date fair value. The expense is recognized on a straight-line basis over the total requisite service period for the award, net of estimated forfeitures. The expense is adjusted as required for awards subject to graded vesting schedules.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. The Company is involved in various lawsuits, claims, and administrative proceedings arising in the normal course of business. Management is of the opinion that any liability or loss associated with such matters, either individually or in the aggregate, will not have a material adverse effect on the Company’s operations or liquidity.

3. Disposition of Contracts

In 2010, the Company finalized an agreement to sell certain contracts related to systems engineering and technical assistance to a third party and received $0.4 million in cash. The Company may also receive additional contingent consideration each year through 2016 based on the earnings generated from the contracts and transferred personnel as defined in the sale agreement. This contingent consideration was valued at $0.9 million at the time of the sale based on management’s estimate of the future earnings after considering probability-based assumptions. This contingent consideration is revalued at the end of each reporting period and changes are reflected in the accompanying consolidated statements of operations. The Company received payments of $0.6 million in 2012. The total contingent consideration was revalued as of December 31, 2012 at $0.8 million.

The increase in fair value of the contingent consideration receivable in 2012 of $0.4 million was included in selling, general, and administrative expenses in the accompanying consolidated statement of operations.

Six3 Systems Holdings II, Inc.

Notes to Consolidated Financial Statements (continued)

4. Acquisitions

Six3 Advanced Systems and Six3 Enterprise Systems

The Company’s 2009 acquisition of BIT Systems Inc., which was renamed in 2011 to Six3 Advanced Systems, Inc. (Advanced Systems) included contingent consideration of $25.0 million if certain financial requirements were met as defined by the agreement. The contingent consideration obligation was valued at $18.8 million as of the acquisition date and was included in the calculation of purchase consideration.

In each of 2012 and 2011, the Company paid $12.5 million to satisfy the portion of the contingent consideration related to, respectively, 2011 and 2010 results, fully extinguishing the contingent consideration liability.

The Company’s 2010 acquisition of Novii Design LLC, which was renamed in 2011 to Six3 Enterprise Systems LLC, (Enterprise Systems) included contingent consideration of $9.0 million if certain financial and contractual requirements were met for 2011 and 2012, as defined by the agreement. The contingent consideration obligation was valued at $8.1 million as of the acquisition date and was included in the calculation of purchase consideration.

The Company paid $5.0 million of contingent consideration in 2011. As of December 31, 2011, the Company revalued the remaining contingent consideration liability to $2.5 million.

In 2012, the Company paid $2.0 million to satisfy all remaining portions of the contingent consideration. The decrease in this liability prior to payment of $0.5 million was recorded as a component of other expense in the accompanying consolidated statement of operations.

As of December 31, 2012, there is no remaining contingent consideration liability for Advanced Systems or Enterprise Systems.

Six3 Systems Holdings II, Inc.

Notes to Consolidated Financial Statements (continued)

4. Acquisitions (continued)

Ticom Geomatics, Inc.

On April 19, 2012, the Company acquired all of the shares of Ticom Geomatics, Inc. (Ticom Geomatics) for approximately $40.5 million in a transaction accounted for as a purchase business combination. Ticom Geomatics provides precision geolocation and ISR systems and services primarily to U.S. government agencies. The aggregate consideration included $36.6 million of cash paid to sellers, $3.9 million representing the original fair value of contingent consideration, and approximately $0.7 million paid by the Company based on the final determination of the Ticom Geomatics working capital. The Company acquired Ticom Geomatics to expand its government services offerings. Ticom Geomatics’ results of operations have been included in the accompanying consolidated financial statements from the date of its acquisition.

The Company incurred approximately $0.9 million in transaction costs associated with the acquisition, of which $0.6 million is included within other expenses in the accompanying consolidated statement of operations for the year ended December 31, 2012.

The agreement provided for the Company to pay up to $10.0 million if certain revenue and earnings targets for 2012 were met. The purchase agreement specifies that 55% of the contingent consideration will be paid to the founding shareholders and the remaining 45% will be paid to employees provided they remain employed with the Company through April 2013. At December 31, 2012, the revenue and earnings targets were fully met.

The Company’s acquisition date estimate of the portion of the contingent consideration to be paid to the shareholders was included in the purchase consideration with a corresponding contingent consideration liability of $3.9 million. The revaluation of this contingent consideration liability to $5.5 million at December 31, 2012 resulted in expense of $1.6 million, which was recorded within other expense in the accompanying statement of operations.

The portion of the contingent consideration to be paid to employees is based on a service condition and is being recognized as compensation expense over the requisite service period. Through December 31, 2012, the Company had recognized $3.2 million of compensation expense within selling, general, and administration expense in the accompanying statement of operations. All contingent consideration is expected to be paid in 2013.

The Company allocated the purchase price based upon the fair values of the assets acquired and the liabilities assumed.

Six3 Systems Holdings II, Inc.

Notes to Consolidated Financial Statements (continued)

4. Acquisitions (continued)

The purchase consideration has been allocated as follows (dollars in thousands):

Cash	$4,263
Accounts receivable	11,148
Other assets	232
Property and equipment	1,170
Customer relationships	5,940
Goodwill	32,324
Net deferred taxes	(1,387)
Accounts payable and accrued expenses	(13,155)

$40,535

The Company deposited $6.5 million, $6.0 million, $1.0 million, and $3.0 million into escrow accounts (the Indemnification Escrow Accounts) to secure the sellers’ indemnification obligations related to Intelligence Solutions (formerly Harding Security Associates, Inc), Advanced Systems, Enterprise Systems, and Ticom Geomatics, respectively. Remaining funds, if any, in the Indemnification Escrow Accounts are scheduled to be distributed to the sellers in 2013 with respect to Ticom Geomatics. An escrow payment of $1.0 million (Enterprise Systems) was paid out in 2012.

5. Accounts Receivable, net

Accounts receivable, net as of December 31, 2012 consists of the following (dollars in thousands):

Billed receivables	$31,468
Unbilled receivables	32,696

Total accounts receivable	64,164
Less allowance for doubtful accounts	(55)

Total accounts receivable, net	$64,109

All accounts receivable are expected to be billed and collected within one year from the balance sheet date.

Six3 Systems Holdings II, Inc.

Notes to Consolidated Financial Statements (continued)

6. Property and Equipment, net

Property and equipment, net as of December 31, 2012 consists of the following (dollars in thousands):

Furniture and fixtures	$1,682
Computer and other equipment	6,693
Leasehold improvements	3,730

Total property and equipment	12,105
Less accumulated depreciation and amortization	(4,526)

Total property and equipment, net	$7,579

Depreciation and amortization expense for the year ended December 31, 2012 was approximately $2.4 million.

7. Intangible Assets, net

Intangible assets as of December 31, 2012 consists of the following (dollars in thousands):

Customer relationships	$50,275
Noncompete agreements	1,885
Trademarks	1,000

Total intangible assets	53,160
Less accumulated amortization	(28,733)

Total intangible assets, net	$24,427

Six3 Systems Holdings II, Inc.

Notes to Consolidated Financial Statements (continued)

Amortization expense for the year ended December 31, 2012 was $8.0 million. Accumulated amortization as of December 31, 2012, for customer relationships was $26.3 million. Future expected amortization of intangibles will be recognized over a weighted-average period of 5.6 years. Future amortization as of December 31, 2012, is as follows (dollars in thousands):

2013	$7,026
2014	5,366
2015	4,327
2016	3,517
2017	2,859
Thereafter	1,332

Total	$24,427

8. Long-Term Debt, Net of Current Portion

Long-term debt, net of current portion as of December 31, 2012 consists of the following (dollars in thousands):

2012 Senior Secured Credit Facility, net of discount of $6,275	$233,725
Less current portion	(2,400)

Long-term debt, net of current portion	$231,325

Senior Secured Credit Facilities

October 2012 Senior Secured Credit Facility

In October 2012, the Company entered into a $280.0 million credit agreement (the 2012 Senior Secured Credit Facility) with a syndicate of commercial lenders to refinance the existing 2011 Senior Secured Credit Facility and fund a liquidating dividend to the Senior Common Stock, Senior Class F Common Stock, and Class A Common Stock holders. The 2012 Senior Secured Credit Facility consists of a revolving line of credit, which permits borrowings and issuances of letters of credit of up to $40.0 million (Revolving Credit Facility), and a $240.0 million term loan facility (the Term Loan). The Revolving Credit Facility matures October 4, 2017, and the Term Loan matures October 4, 2019. The available borrowings on the Revolving Credit Facility as of December 31, 2012, are approximately $39.9 million.

Six3 Systems Holdings II, Inc.

Notes to Consolidated Financial Statements (continued)

8. Long-Term Debt, Net of Current Portion (continued)

As of December 31, 2012, the Company had no outstanding borrowings on the Revolving Credit Facility. The Company had $0.1 million in outstanding letters of credit under the Revolving Credit Facility related to its leased facility in McLean, Virginia.

Interest is charged on borrowings under the Revolving Credit Facility, at the Company’s option, at a rate based on 1) the British Bankers Association LIBOR Rate in dollars or 2) a rate that is the higher of the prime rate or the federal funds rate plus 50 basis points, in each case plus an applicable margin that varies depending upon the Company’s consolidated leverage ratio, as defined in the 2012 Senior Secured Credit Facility. Interest is charged on borrowings under the Term Loan, at the Company’s option, at a rate based on 1) the greater of 1.25% or the British Bankers Association LIBOR Rate in dollars or 2) a rate that is higher of the prime rate or federal funds rate plus 50 basis points, in each case plus the applicable margin, as defined in the 2012 Senior Secured Credit Facility. As of December 31, 2012, interest is charged on the Term Loan at 7.0%. Beginning on March 31, 2013, quarterly principal payments of $0.6 million are required on the Term Loan with all remaining outstanding amounts coming due on October 4, 2019.

The obligations under the 2012 Senior Secured Credit Facility are secured by substantially all of the assets of the Company. The 2012 Senior Secured Credit Facility contains certain restrictive covenants, including, among others, requirements related to operating results and leverage. The Company was in compliance with these covenants as of December 31, 2012.

The Company incurred approximately $6.3 million in costs paid to the lenders in connection with the 2012 Senior Secured Credit Facility, which have been recorded as a discount against the borrowings. In addition, the Company incurred approximately $1.4 million in other deferred financing costs, which are included as assets on the accompanying consolidated balance sheet.

All financing costs are being amortized to interest expense over the term of the 2012 Senior Secured Credit Facility using the effective interest method.

July 2011 Senior Secured Credit Facility

In July 2011, the Company entered into a $140.0 million credit agreement (the 2011 Senior Secured Credit Facility) with a syndicate of commercial lenders to refinance the 2009 Senior Secured Credit Facility and pay off the 2009 Senior Subordinated Loan Agreement.

Six3 Systems Holdings II, Inc.

Notes to Consolidated Financial Statements (continued)

8. Long-Term Debt, Net of Current Portion (continued)

Interest was charged on borrowings under the 2011 Senior Secured Credit Facility, at the Company’s option, at a rate based on 1) the greater of 2% or the British Bankers Association LIBOR Rate in dollars or 2) a rate that is the higher of the prime rate or the federal funds rate plus 50 basis points, in each case plus an applicable margin that varies depending upon the Company’s consolidated leverage ratio, as defined. Beginning on September 30, 2011, and through the termination date, quarterly principal payments of $1.9 million were required on the Term Loan.

On October 4, 2012, the Company consummated a recapitalization transaction, which included the refinancing and termination of the Company’s 2011 Senior Secured Credit Agreement, with the proceeds of the borrowings under the Company’s 2012 Senior Secured Credit Agreement. The majority of the lenders in the 2011 Senior Secured Credit Facility were extinguished.

Accordingly, the Company included $1.1 million of the unamortized debt issuance costs and unamortized discount in the loss on debt extinguishment, which is recorded within interest expense, net in the 2012 statement of operations.

The remaining $0.4 million of unamortized debt issuance costs and unamortized discount associated with lenders who were not extinguished in connection with the recapitalization transaction is being amortized over the remaining life of the 2012 Senior Secured Credit Facility.

Future Minimum Principal Payments

Future minimum principal payments as of December 31, 2012, are as follows (dollars in thousands):

2013	$2,400
2014	2,400
2015	2,400
2016	2,400
2017	2,400
Thereafter	228,000

$240,000

Six3 Systems Holdings II, Inc.

Notes to Consolidated Financial Statements (continued)

9. Shareholder’s Equity

The Company has three classes of common stock consisting of Senior Common, Senior Class F, and Class A. The Class A Common Stock has voting rights. The Senior Common Stock and the Senior Class F Common Stock have priority rights. All shares of stock are held by Parent.

In October 2012, the Company used the proceeds from the 2012 Senior Secured Credit Facility and cash generated from operations to pay liquidating dividends of $110.8 million and $10.9 million (the Liquidating Dividends) related to the Senior Common and Senior Class F stock, respectively. The Liquidating Dividends included satisfaction of previously accrued and unpaid dividends on the Senior Common and Senior Class F units of $23.1 million and $2.1 million, respectively. As part of this transaction, 87,679 shares of Senior Common were redeemed. The Liquidating Dividends reduced the liquidation value of the Senior Common and Senior Class F Common Stock, which serves as the basis for the accumulation of dividends. The Company also paid $1.4 million related to the Class A common stock.

As of December 31, 2012, the Company has outstanding 12,729 shares of Senior Common Stock and 10,000 shares of Senior Class F Common Stock. The holder of the Senior Common Stock and the Senior Class F Common Stock is entitled to a 7% cumulative dividend. As of December 31, 2012, unpaid cumulative dividends totaled approximately $0.2 million. Upon the occurrence of change in ownership or fundamental change, as defined, the Senior Common Stock is entitled to a liquidation value of $1,000 per share plus accrued but unpaid dividends less Liquidating Dividends. In such circumstances, the Senior Class F Common Stock is also entitled to premium on the amount redeemed calculated as the sum of the current liquidation value of the Senior Class F Common Stock and the Liquidating Dividends multiplied by 10%. Upon a qualified initial public offering (IPO), the holder of the Senior Common Stock can request that each share be converted into Class A Common Stock based on the aggregate liquidation value of the Senior Common Stock, which includes accrued but unpaid dividends, divided by a number that is equal to the price per share of the Company’s common stock at its IPO.

Upon a qualified IPO, the holder of the Senior Class F Common Stock can request that each share be converted into Class A common stock based on the aggregate liquidation value plus the Liquidating Dividends, including accrued but unpaid dividends, divided by a number that is equal to 90.909% of the price per share of the Company’s common stock at its IPO. The value of the redemption premium and beneficial conversion feature is approximately $1.2 million as of December 31, 2012. Because the conversion or redemption of the Senior Class F Common Stock is contingent on the occurrence of a future event, no amounts are recognized until the contingent future event occurs.

Six3 Systems Holdings II, Inc.

Notes to Consolidated Financial Statements (continued)

10. Stock Options

In March 2010, the Company adopted its 2010 Stock Incentive Plan (the Plan), which provides for the grant of incentive stock options and nonqualified stock options. Options granted under the Plan vest over a four-year period subject to continued employment of the holder and expire five years from the date of grant. Participants can exercise vested options in the fifth year of the option’s life. Vested options also become exercisable upon the sale of the Company or IPO and in certain other circumstances.

During the year ended December 31, 2012, the Company issued 820,000 options to employees. For those issued options, the weighted-average grant date fair value per option in 2012 was $1.95. For the year ended December 31, 2012, the Company recorded stock-based compensation expense related to the options issued to employees of $0.2 million. All issuances of options are grants of incentive stock options.

Stock-based compensation expense was determined using the Black-Scholes option-pricing model with the following assumptions:

Weighted-average risk-free interest rate	0.89%
Dividend yield	— %
Expected term (years)	2.3 – 2.5
Volatility factor	34.75 – 38.72%

A summary of the Company’s stock option activity and related information is as follows:

	Options	Weighted- Average Exercise Price

Options outstanding – December 31, 2011	2,498,333	$0.61
Granted	820,000	1.95
Canceled	(220,000)	0.51

Options outstanding – December 31, 2012	3,098,333	$0.97

Six3 Systems Holdings II, Inc.

Notes to Consolidated Financial Statements (continued)

10. Stock Options (continued)

		Options Outstanding		Options Vested
Exercise Prices	Options Outstanding	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Options Vested	Weighted- Average Exercise Price

$0.40	1,201,333	2.25	$0.40	821,625	$0.40
0.45	120,000	2.65	0.45	60,000	0.45
0.50	399,000	2.86	0.50	199,500	0.50
0.60	90,000	3.13	0.60	45,000	0.60
1.27	298,000	3.50	1.27	74,500	1.27
1.47	185,000	3.69	1.47	65,000	1.47
1.89	315,000	4.16	1.89	73,750	1.89
1.99	490,000	4.36	1.99	—	—

	3,098,333	3.10	$0.97	1,339,375	$0.61

The weighted-average remaining contractual life of stock options outstanding as of December 31, 2012 is 3.1 years. As of December 31, 2012, there were no exercisable options. During 2012, the Company also recorded approximately $0.2 million of stock-based compensation expense associated with issuances of Parent equity to employees. Unrecognized stock-based compensation expense related to stock options is approximately $0.5 million as of December 31, 2012.

11. Income Taxes

Significant components of the provision for income taxes as of December 31, 2012 are as follows (dollars in thousands):

Current:
Federal	$12,628
State and local	2,295

Total current expense	14,923

Deferred:
Federal	(3,642)
State and local	(664)

Total deferred benefit	(4,306)

Total income tax expense	$10,617

Six3 Systems Holdings II, Inc.

Notes to Consolidated Financial Statements (continued)

11. Income Taxes (continued)

The Company’s provision for income taxes for the year ended December 31, 2012 differs from its federal statutory rate of 35% primarily due to nondeductible expense related to contingent consideration agreements, nondeductible transaction costs, and state income taxes and nondeductible expenses arising from stock-based compensation in 2012.

Deferred income taxes arise from temporary differences in the recognition of income and expense for income tax purposes and were computed using the liability method reflecting the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.

Components of the Company’s deferred tax assets and liabilities as of December 31, 2012 are as follows (dollars in thousands):

Deferred tax assets:
Accrued expenses and other	$5,315
Deferred rent	1,345
Other	788

Total deferred tax assets	7,448

Deferred tax liabilities:
Prepaid expenses and other assets	(289)
Depreciation and amortization	(608)
Intangibles and goodwill	(8,412)

Total deferred tax liabilities	(9,309)

Net deferred tax liability	$(1,861)

For all deferred tax assets, although realization is not assured, management believes it is more likely than not that such assets will be realized.

Six3 Systems Holdings II, Inc.

Notes to Consolidated Financial Statements (continued)

11. Income Taxes (continued)

In connection with the acquisition of Ticom Geomatics, the Company acquired net operating losses of $0.4 million. As of December 31, 2012, the Company had fully utilized the net operating loss carryforward from Ticom Geomatics.

The Company is subject to income taxes in the U.S. and various state jurisdictions. Tax statutes and regulations within each jurisdiction are subject to interpretation and require significant judgment to apply. Tax years related to U.S. federal and various state jurisdictions remain subject to examination for tax periods ended on or after December 31, 2006.

12. Employee Benefit Plans

401(k) Plans

The Company maintains several defined contribution 401(k) profit-sharing plans that cover all employees. Participants may make voluntary contributions to the plans up to the maximum amount allowable by law. The Company will match employee contributions to the plans in accordance with the plan documents. Matching contributions vest to participants immediately. During the year ended December 31, 2012, the Company recorded contributions to the plans of approximately $2.5 million.

Qualified Profit-Sharing Retirement Plan

The Company has a qualified profit-sharing retirement plan (the PSP) for all eligible Advanced Systems employees. Employees are eligible to participate in the PSP beginning on the first of the month following the start of employment and attainment of age 18. Under the PSP, the Company may make discretionary contributions based on a percentage of the total compensation of all eligible participants. The contributions are allocated to all eligible participants based on the ratio of employee’s individual compensation to the total compensation of all participants. During the year ended December 31, 2012, the Company elected to contribute approximately $12.6 million.

Six3 Systems Holdings II, Inc.

Notes to Consolidated Financial Statements (continued)

13. Fair Value Measurements

The accounting standard for fair value measurements defines fair value, establishes a market-based framework, or hierarchy for measuring fair value, and expands disclosures about fair value measurements. The standard is applicable whenever assets and liabilities are measured at fair value. The fair value hierarchy established in the standard prioritizes the inputs used in valuation techniques into three levels as follows:

•	Level 1 – Observable inputs – quoted prices in active markets for identical assets and liabilities.

•	Level 2 – Observable inputs other than the quoted prices in active markets for identical assets and liabilities – includes quoted prices for similar instruments, quoted prices for identical or similar instruments in inactive markets, and amounts derived from valuation models where all significant inputs are observable in active markets.

•	Level 3 – Unobservable inputs – includes amounts derived from valuation models where one or more significant inputs are unobservable and relevant assumptions are required.

The following table summarizes the financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2012, and the level within the fair value hierarchy (dollars in thousands):

Contingent consideration:
Prepaid expenses and other current assets – Level 3	$261
Other assets – Level 3	537
Other accrued expenses – Level 3	5,500

The contingent consideration assets relate to the sale of certain contracts (see Note 3). The contingent consideration liabilities relate to amounts due in future periods related to the Ticom Geomatics acquisition. The Company has valued the contingent consideration using unobservable inputs and the Company’s own probability-based market assumptions. The value of the contingent consideration is remeasured each reporting period, and any changes in value are recognized in the Company’s statements of operations for such periods.

Six3 Systems Holdings II, Inc.

Notes to Consolidated Financial Statements (continued)

14. Related Parties

The Company is party to a professional services agreement with the majority owner of Parent. The Company incurred approximately $0.3 million related to this agreement for the year ended December 31, 2012. Upon consummation of an IPO, the professional services agreement terminates.

The Company leases office space from the former owners and employees of Advanced Systems, some of whom are current employees of the Company. The amount paid during the year ended December 31, 2012 was approximately $2.3 million.

15. Commitments and Contingencies

The Company leases office space in multiple locations under the terms of noncancelable operating leases that expire on various dates through July 2017. The following is a schedule of the future minimum lease payments required under noncancelable operating leases, which have initial or remaining terms in excess of one year (dollars in thousands):

For the year ending December 31:
2013	$5,831
2014	3,718
2015	3,447
2016	3,173
2017	2,503
Thereafter	8,037

Total lease obligations	$26,709

The Company incurred rent expense under operating leases of $5.1 million for the year ended December 31, 2012.

Six3 Systems Holdings II, Inc.

Notes to Consolidated Financial Statements (continued)

15. Commitments and Contingencies (continued)

Government Contracting

Substantially all payments to the Company on government cost reimbursable contracts are based on provisional government contracting rates and are subject to adjustment upon audit by certain government audit agencies. Incurred cost audits for the Company, including audits not yet completed or started, are not expected to have a material effect on the Company’s financial position or results of operations, as the Company has accrued its best estimate of any potential disallowances.

16. Subsequent Events

The Company has evaluated subsequent events through March 1, 2013, the release date of these consolidated financial statements. Other than as disclosed, no material subsequent events have occurred since December 31, 2012, that require recognition or disclosure in these consolidated financial statements.